Exhibit 10.8

                  1998 IMS HEALTH INCORPORATED REPLACEMENT PLAN
                          FOR CERTAIN EMPLOYEES HOLDING
                    COGNIZANT CORPORATION EQUITY-BASED AWARDS


1.   Purpose of the Plan

     The purpose of the 1998 IMS Health Incorporated Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards (the "Plan") is to provide for the award of substantially identical replacement stock options, replacement limited stock appreciation rights and replacement restricted stock to certain employees (the "Eligible Holders") of IMS Health Incorporated (the "Company") whose awards under the 1996 Cognizant Corporation Key Employees Stock Incentive Plan and 1996 Cognizant Corporation Replacement Plan for Certain Employees Holding The Dun & Bradstreet Corporation Equity-Based Awards (the "Cognizant Plans") were cancelled pursuant to the spinoff of the Company from Cognizant Corporation ("Cognizant"). The Company expects that the Plan will allow it to retain such employees and to motivate them to exert their best efforts on behalf of the Company and its subsidiaries by providing incentives through the replacement awards. The Company also expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success. It is the intention of the Company that the terms of the replacement awards will
(i) preserve the economic value of the cancelled Cognizant awards and (ii) except for the terms described in Sections 7, 8, 9 and 10 of this Plan, remain substantially identical to the terms of the cancelled Cognizant awards.

2.   Definitions

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

     (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

     (b) Award: A replacement Option, replacement stock appreciation right or replacement restricted stock granted pursuant to the Plan.

     (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

     (d)  Board: The Board of Directors of the Company.
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     (e)  Change in Control:  With respect to D&B Replacement Stock Options,  as defined in the 1996 Cognizant Corporation Replacement Plan for Certain Employees Holding The Dun & Bradstreet Corporation Equity-Based Awards. Otherwise, the occurrence of any of the following events:

          (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

          (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i),
          (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the  stockholders  of the  Company  approve any  transaction  or
          series  of   transactions   under  which  the  Company  is  merged  or
          consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into


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          voting  securities of the  surviving  entity) more than 66 2/3% of the combined voting power of the voting  securities of the Company or such
          surviving  entity   outstanding   immediately  after  such  merger  or
          consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

     (g)  Cognizant Replacement Stock Option: A stock option granted pursuant to
          Section 7 of the Plan as a replacement for a stock option previously granted under the 1996 Cognizant Corporation Key Employees Stock Incentive Plan.

     (h) Cognizant Restricted Stock: Restricted stock held by an Eligible Holder that was granted under the Cognizant Plans.

     (i)  Committee: The Compensation and Benefits Committee of the Board.

     (j)  Company: IMS Health Incorporated, a Delaware corporation.

     (k)  D&B Plans:  The 1991 Key  Employees  Stock  Option  Plan for The Dun &
          Bradstreet Corporation and Subsidiaries and the 1982 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation.

     (l)  D&B  Replacement  Stock  Option:  A stock option  granted  pursuant to
          Section 7 of the Plan as a replacement for a stock option previously granted under the 1996 Cognizant Corporation Replacement Plan for Certain Employees Holding The Dun & Bradstreet Corporation Equity-Based Awards.

     (m) Daily Average Trading Price: the average of the high and low trading prices for stock on a given day.

     (n) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as


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          defined  in Section  22(e)(3)  of the Code (or any  successor  section thereto). The determination whether an Eligible Holder has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. An Eligible Holder shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

     (o) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 15 of the Plan.

     (p)  Eligible Holder: As such term is defined in Section 1 of the Plan.

     (q) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares asreported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer
          Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

     (r) IMS Health Restricted Stock: Restricted stock received by an Eligible Holder as a result of the Spinoff.

     (s) Option: A Cognizant Replacement Stock Option and a D&B Replacement Stock Option.
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     (t)  Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor sectionthereto).

     (u)  Plan: As such term is defined in Section 1 hereof.

     (v) Post-Retirement Exercise Period: As such term is defined in Section 7(f) of the Plan.

     (w) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

     (x) Special Exercise Period: As such term is defined in Section 7(f) of the Plan.

     (y) Spinoff: the distribution of the Shares owned by Cognizant to the holders of record of shares of Cognizant.

     (z)  Spinoff Date: The date on which the Spinoff was effected.

     (aa) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor sectionthereto).

3.   Shares Subject to the Plan

     The total number of Shares which may be issued under the Plan is equal to the aggregate number of shares subject to replacement awards, as calculated pursuant to Sections 7(a), 8(a) and 9 of this Plan. The Shares may consist, in whole or in part, of unissued shares or treasury shares. Issuance of Shares upon exercise of an option or reduction of the number of Shares subject to an option upon exercise of a stock appreciation right shall reduce the total number of Shares available under the Plan. In addition, Shares which are subject to unexercised stock options which terminate or lapse may not be optioned again under the Plan.

4.   Administration

     The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may


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correct any defect or supply any omission or reconcile any  inconsistency in the
Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Eligible Holders and their beneficiaries or successors). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Eligible Holder may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Eligible Holder. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes.

5.   Eligibility

     Only Eligible Holders shall receive grants of replacement stock options, replacement stock appreciation rights and replacement restricted stock under the Plan. The granting of a stock option, stock appreciation right or restricted stock under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of an Eligible Holder and shall not lessen or affect the right to terminate the employment of such Eligible Holder.

6.   Limitations

     Options hereunder shall only be granted in replacement of Cognizant Stock Options (as defined in Section 7(a) of the Plan) held by Eligible Holders immediately prior to the Spinoff Date.

7.   Terms and Conditions of Options

     Stock options granted under the Plan shall be non-qualified, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Generally. As of the Spinoff Date, each unexercised stock option held by an Eligible Holder that was granted under the Cognizant Plans (a "Cognizant Stock Option") shall be cancelled, and such Eligible Holder shall receive a replacement stock option pursuant to this Plan. The number of Shares covered by each replacement stock option shall be determined by
     (i) multiplying the number of shares of Cognizant common stock covered by the cancelled Cognizant Stock Option by a

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     fraction,  the  numerator  of which is the  average  of the  Daily  Average
     Trading Prices of Cognizant common stock for the five consecutive trading days immediately preceding the first date on which Cognizant common stock is traded ex-dividend, and the denominator of which is the average of the Daily Average Trading Prices of the Shares for the five consecutive trading days starting on the first date on which the Shares are traded regular way (the "IMS Health Ratio") and (ii) rounding down the result to a whole number of shares. The option price of each replacement stock option shall be determined by dividing the option price of the cancelled Cognizant Stock Option by the IMS Health Ratio. Unless otherwise specified in this Plan, all other terms of the replacement stock options shall remain substantially identical to those of the cancelled Cognizant Stock Options as set forth in the applicable Cognizant Plan and related option agreement(s).

          (b) Exercisability. Except as set forth in the Plan, stock options granted under the Plan shall have substantially identical terms as those of the stock options originally granted under the Cognizant Plans; provided, however, that in no event shall a replacement stock option be exercisable more than ten years after the date the original option was granted under the Cognizant Plans.

          (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (A) the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence or (B) the date of sale by a broker of all or a portion of the Shares being purchased pursuant to clause (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Eligible Holder (i) in cash,
     (ii) in Shares having a Fair Market Value equal to the aggregate option price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the Shares being purchased. No Eligible Holder shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Eligible Holder has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

          (d) Exercisability of a Cognizant Replacement Stock Option Upon Termination of Employment by Death or Disability. If an Eligible Holder's employment with the Company and its Subsidiaries terminates by reason of death or Disability after


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     the  date  of  grant  of a  Cognizant  Replacement  Stock  Option,  (i) the unexercised portion of such option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of such option or (B) five years after the date of death or Disability.

          (e) Exercisability of a D&B Replacement Stock Option Upon Termination of Employment by Death. If an optionee's employment by the Company or a subsidiary terminates by reason of death one year or more after the date of grant of the original stock option under the D&B Plans, the D&B Replacement Stock Option thereafter may be exercised, during the three years after the date of death or the remaining stated period of such option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the three-year period after the date of death in accordance with its terms.

          (f) Exercisability of a Cognizant Replacement Stock Option Upon Termination of Employment by Retirement. If an Eligible Holder's employment with the Company and its Subsidiaries terminates by reason of Retirement after the date of grant of a Cognizant Replacement Stock Option, an unexercised Cognizant Replacement Stock Option may thereafter be exercised during the shorter of (i) the remaining stated term of such option or (ii) five years after the date of such termination of employment (the "Post-Retirement Exercise Period"), but only to the extent to which such option was exercisable at the time of such termination of employment or becomes exercisable during the Post-Retirement Exercise Period; provided, however, that if an Eligible Holder dies within a period of five years after such termination of employment, an unexercised Cognizant Replacement Stock Option may thereafter be exercised, during the shorter of (i) the remaining stated term of such option or (ii) the period that is the longer of (A) five years after the date of such termination of employment or (B) one year after the date of death (the "Special Exercise Period"), but only to the extent to which such option was exercisable at the time of such termination of employment or becomes exercisable during the Special Exercise Period. For purposes of this Section 7(f), "Retirement" shall mean termination of employment with the Company or a Subsidiary after such Eligible Holder has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

          (g) Exercisability of a D&B Replacement Stock Option Upon Termination of Employment by Disability or Retirement. If an optionee's employment by the Company or a subsidiary terminates by reason of Disability or Retirement one year or more after the date of grant of the original stock option under the D&B Plans, the D&B Replacement Stock Option thereafter may be exercised, during the five years after the date of such termination of employment or the remaining stated period of such

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     option, whichever period is shorter, to the extent to which such option was exercisable at the time of such termination of employment or thereafter would become exercisable during such period in accordance with its terms; provided, however, that if the optionee dies within a period of five years after such termination of employment, any unexercised stock option may be exercised thereafter, during either (1) the period ending on the later of
     (i) five years after such termination of employment and (ii) one year after the date of death or (2) the period remaining in the stated term of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the remainder of the five-year period after such termination of employment in accordance with its terms. For purposes of this Section 7(f), "Retirement" shall mean termination of employment with the Company or a subsidiary after the optionee has attained age 55 and completed ten or more years of employment with D&B and/or the Company; or after the optionee has attained age 65, regardless of the length of such optionee's employment with D&B and/or the Company.

          (h) Effect of Other Termination of Employment. If an Eligible Holder's employment with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement after the date of grant of an Option as described above, an unexercised Cognizant Replacement Stock Option may thereafter be exercised during the period ending 90 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of employment. If an Eligible Holder's employment terminates for any reason, other than Disability, death or Retirement one year or more after the date of grant of the original stock option under the D&B Plans as described above, each D&B Replacement Stock Option held by such Eligible Holder shall thereupon terminate. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of unvested Cognizant Replacement Stock Options held by an Eligible Holder if such Eligible Holder is terminated from employment without "cause" (as such term is defined by the Committee in its sole discretion) by the Company.

8.   Terms and Conditions of Stock Appreciation Rights

     Stock appreciation rights (including limited stock appreciation rights) granted under the Plan shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Replacement Stock Appreciation Rights. As of the Spinoff Date, each unexercised stock appreciation right (including a limited stock appreciation right) held by an Eligible Holder that was granted under the Cognizant Plans (a "Cognizant SAR") shall be cancelled, and such Eligible Holder

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     shall receive a replacement stock appreciation right pursuant to this Plan.
     The number of Company stock appreciation rights covered by each replacement stock appreciation right shall be determined by (i) multiplying the number of Cognizant Stock Options covered by the cancelled Cognizant SAR by the IMS Health Ratio and (ii) rounding down the result to a whole number of stock appreciation rights. The exercise price of each replacement stock appreciation right shall be determined by dividing the exercise price of the cancelled Cognizant SAR by the IMS Health Ratio. Unless otherwise
     specified  in  this  Plan,  all  other  terms  of  the  replacement   stock
     appreciation rights shall remain substantially identical to those of the cancelled Cognizant SARs as set forth in the applicable Cognizant Plans and related Cognizant SAR agreement(s).

          (b) Terms. Stock appreciation rights shall cover the same Shares covered by a related option (or such lesser number of Shares as the Committee may determine) and shall be subject to the same terms and conditions as the option except for such additional limitations as are contemplated by this Paragraph 8 (or as may be included in a stock appreciation right granted hereunder). Each stock appreciation right shall entitle an optionee to surrender to the Company an unexercised option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value on the exercise date of one Share over the option price per share times the number of Shares covered by the option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in shares and partly in cash, valued at such fair market value, all as shall be determined by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares subject to an exercisable option with respect to which the stock appreciation right is being exercised. No fractional Shares will be issued in payment for stock appreciation rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole share.

          (c) Limitations on Exercisability. The Committee shall impose such conditions upon the exercisability of stock appreciation rights as will result, except upon the occurrence of an event contemplated by replacement limited stock appreciation rights granted pursuant to this Paragraph 8 or contemplated by the provisions of Paragraph 10, in the amount to be charged against the Company's consolidated income by reason of stock appreciation rights not to exceed, in any one calendar year, two percent of the Company's prior calendar year's consolidated income before income taxes. The Committee also may impose, in its discretion, such other conditions upon the exercisability of stock appreciation rights as it may deem fit.

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          (d) Replacement Limited Stock Appreciation Rights. The Committee shall grant replacement limited stock appreciation rights in substantially the same manner in which replacement stock appreciation rights are awarded pursuant to this Section 8 of the Plan. Unless the context otherwise requires, whenever the term "stock appreciation right" is used in the Plan, such term shall include limited stock appreciation rights.

9.   Terms and Conditions of Restricted Stock

     As of the Spinoff Date, Cognizant Restricted Stock and IMS Health Restricted Stock held by an Eligible Holder shall be forfeited, and such Eligible Holder shall receive replacement restricted stock pursuant to this Plan. The number of shares of restricted stock shall equal (i) the number of Shares of forfeited IMS Health Restricted Stock plus (ii) the number of shares of forfeited Cognizant Restricted Stock multiplied by a fraction, the numerator of which is the average of the Daily Average Trading Prices of Cognizant common stock for the five consecutive trading days starting on the ex-dividend trading date, and the denominator of which is the average of the Daily Average Trading Prices of the Shares for the five consecutive trading days starting on the first date on which the Shares are traded regular way. Unless otherwise specified in this Plan, all other terms of the replacement restricted stock shall remain substantially identical to those of the forfeited Cognizant Restricted Stock as set forth in the applicable Cognizant Plans and related Cognizant Restricted Stock agreement(s).

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                                                                              12


Adjustments Upon Certain Events

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the option price and/or (iii) any other affected terms of such Awards.

          (b) Change in Control. Except as otherwise provided in an Award agreement or, with respect to D&B Replacement Options in the 1996 Cognizant Corporation Replacement Plan for Certain Employees Holding The Dun & Bradstreet Corporation Equity-Based Awards, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

11.  Successors and Assigns

     The Plan shall be binding on all successors and assigns of the Company and an Eligible Holder, including without limitation, the estate of such Eligible Holder and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Eligible Holder's creditors.

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                                                                              13


Nontransferability of Awards

     An Award shall not be transferable or assignable by the Eligible Holder otherwise than by will or by the laws of descent and distribution. During the lifetime of an Eligible Holder, an Award shall be exercisable only by such Eligible Holder. An Award exercisable after the death of an Eligible Holder may be exercised by the legatees, personal representatives or distributees of the Eligible Holder. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 12 (or any part thereof) to the extent that this Section 12 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

13.  Amendments or Termination

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Eligible Holder or (b) without the consent of an Eligible Holder, would impair any of the rights or obligations under any Award theretofore granted to such Eligible Holder under the Plan. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to
Section 10(b) of the Plan after the occurrence of a Change in Control.

14.  International Eligible Holders

     With respect to Eligible Holders who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Eligible Holders in order to conform such terms with the requirements of local law.

15.  Choice of Law

     The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

16.  Effectiveness of the Plan

     The Plan shall be effective as of the Spinoff Date.